Exhibit 99.1
Insperity Announces First Quarter Results
HOUSTON – April 26, 2023 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the first quarter ended March 31, 2023. Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and our updated 2023 outlook, and has posted an accompanying presentation to its investor website at http://ir.insperity.com.
•Q1 average number of WSEEs paid and revenues up 10% and 12%, respectively
•Q1 gross profit up 16%
•Q1 net income and diluted EPS of $94.6 million and $2.45, respectively
•Q1 adjusted EPS up 34% to $2.67; Q1 adjusted EBITDA up 29% to $152.4 million
•Return to shareholders of $55 million in Q1 through the repurchase of 289,000 shares at a cost of $35 million and $20 million in cash dividends
First Quarter Results
Reported net income and diluted earnings per share (“EPS”) were $94.6 million and $2.45, respectively. Adjusted EPS increased 34.2% over the first quarter of 2022 to $2.67. Adjusted EBITDA increased 28.5% to $152.4 million.
“We are pleased with our strong Q1 results reported today and our solid execution in the face of a softening economic environment,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We expect to continue to capitalize on our market opportunity as we help our best-in-class small-to-medium size clients succeed through today’s challenges with the support of our comprehensive and sophisticated HR solutions.”
The average number of worksite employees (“WSEE”) paid per month increased 10.1% over Q1 2022 to 306,691 WSEEs. Client attrition, which was near our historical lows, and WSEEs paid from new sales came in near budgeted levels. Net hiring by our clients were in line with our expectations and were about 50% less than that experienced during the first quarter of 2022 due primarily to the softer economic environment. Revenues in Q1 2023 increased 12.2% to $1.8 billion on the 10.1% increase in paid WSEEs and a 1.9% increase in revenue per WSEE.
Gross profit increased 16.2% over Q1 2022 to $332.1 million on the 10.1% increase in paid WSEEs and a 5.6% increase in gross profit per WSEE per month. Pricing was strong through our year-end transition, accomplishing a key objective given the current inflationary environment. Additionally, our benefits and workers’ compensation programs were in line with our budget.
Operating expenses increased 12.7% over Q1 2022 on the 16.2% increase in gross profit. Operating costs included continued investment in our growth with an 11.2% increase in the average number of hired Business Performance Advisors, and an increase in the number of service and support personnel given the recent high growth in the number of clients and WSEEs. We also continue to invest in our technology, including our ongoing implementation of SalesForce.
Cash outlays in Q1 2023 included the repurchase of approximately 289,000 shares of our common stock at a cost of $34.6 million, dividends totaling $19.9 million, and capital expenditures of $6.8 million. Adjusted cash at March 31, 2023 totaled $231.4 million and $280 million remains available under our $650 million credit facility.
“Our strong growth and earnings performance in Q1, reflects the strength of our business model, even in a period of inflationary pressures and economic uncertainty,” said Douglas S. Sharp, executive vice president of finance, chief financial officer and treasurer. “This has allowed us to continue to invest in the key initiatives of our Five-Year Plan while providing strong returns to our shareholders through our dividend and share repurchase programs.”

2023 Guidance
The company also announced its updated guidance for 2023, including the second quarter of 2023. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q2 2023			Full Year 2023

Average WSEEs paid	310,800	—	313,700	315,600	—	321,600
Year-over-year increase	7.0%	—	8.0%	7.0%	—	9.0%

Adjusted EPS	$1.16	—	$1.32	$5.62	—	$6.39
Year-over-year increase	0%	—	14%	1%	—	14%

Adjusted EBITDA (in millions)	$81	—	$90	$370	—	$410
Year-over-year increase	8%	—	20%	5%	—	16%
Definition of Key Metrics
Average WSEEs paid — Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS — Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA — Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, amortization of SaaS implementation costs and non-cash stock-based compensation.
Conference Call and Webcast
Insperity will be hosting a conference call today at 8:30 a.m. ET to discuss these results and the guidance discussed in this press release, and answer questions from investment analysts. To listen in, call 888-506-0062 and use conference i.d. number 332970. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 877-481-4010, conference i.d. 48104. The webcast will be archived for one year.
About Insperity
Since 1986, Insperity’s mission has been to help businesses succeed so communities prosper. Offering the most comprehensive suite of scalable HR solutions available in the marketplace, Insperity is defined by an unrivaled breadth and depth of services and level of care. Through an optimal blend of premium HR service and technology, Insperity delivers the administrative relief, reduced liabilities and better benefit solutions that businesses need for sustained growth. With 2022 revenues of $5.9 billion and more than 90 offices throughout the U.S., Insperity is currently making a difference in thousands of businesses and communities nationwide. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “could,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employees, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•labor shortages and increasing competition for highly skilled workers;
•impact of inflation;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for WSEE payroll, payroll taxes and benefits costs, or other liabilities associated with actions of our client companies or WSEEs, including if our clients fail to pay us;
•bank failures or other events affecting financial institutions;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•an adverse determination regarding our status as the employer of our WSEEs for tax and benefit purposes and an inability to offer alternative benefit plans following such a determination;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;
•disruptions of our information technology systems or failure to enhance our service and technology offerings to address new regulations or client expectations;

•our liability or damage to our reputation relating to disclosure of sensitive or private information as a result of data theft, cyberattacks or security vulnerabilities;
•failure of third-party providers, such as financial institutions, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on future product offerings, including through acquisition and investment.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)	March 31,	Dec. 31,
(in thousands)	2023	2022

Assets
Cash and cash equivalents	$696,588	$732,828
Restricted cash	48,113	49,779
Marketable securities	35,535	33,068
Accounts receivable, net	607,313	622,764
Prepaid insurance	50,665	11,706
Other current assets	79,860	61,728
Total current assets	1,518,074	1,511,873
Property and equipment, net	196,382	199,992
Right-of-use leased assets	53,303	56,532
Deposits and prepaid health insurance	228,126	213,270
Goodwill and other intangible assets, net	12,707	12,707
Deferred income taxes, net	—	15,533
Other assets	31,381	29,354
Total assets	$2,039,973	$2,039,261

Liabilities and stockholders' equity
Accounts payable	$9,491	$7,732
Payroll taxes and other payroll deductions payable	495,585	556,085
Accrued worksite employee payroll cost	525,312	513,397
Accrued health insurance costs	78,722	53,402
Accrued workers’ compensation costs	51,878	53,485
Accrued corporate payroll and commissions	48,365	89,147
Other accrued liabilities	93,606	80,122
Total current liabilities	1,302,959	1,353,370
Accrued workers’ compensation costs, net of current	181,364	179,629
Long-term debt	369,400	369,400
Operating lease liabilities, net of current	51,622	55,587
Deferred income taxes, net	1,196	—
Total noncurrent liabilities	603,582	604,616
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	142,002	151,144
Treasury stock, at cost	(735,219)	(725,532)
Accumulated other comprehensive loss, net of tax	(23)	(82)
Retained earnings	726,117	655,190
Total stockholders' equity	133,432	81,275
Total liabilities and stockholders’ equity	$2,039,973	$2,039,261

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended March 31,
(in thousands, except per share amounts)	2023	2022	Change

Operating results:
Revenues(1)	$1,769,652	$1,577,837	12.2%
Payroll taxes, benefits and workers’ compensation costs	1,437,506	1,292,063	11.3%
Gross profit	332,146	285,774	16.2%
Salaries, wages and payroll taxes	124,541	107,439	15.9%
Stock-based compensation	11,110	9,846	12.8%
Commissions	11,017	10,310	6.9%
Advertising	5,940	8,595	(30.9%)
General and administrative expenses	48,034	41,005	17.1%
Depreciation and amortization	10,497	10,184	3.1%
Total operating expenses	211,139	187,379	12.7%
Operating income	121,007	98,395	23.0%
Other income (expense):
Interest income	8,777	148	—
Interest expense	(6,205)	(1,925)	222.3%
Income before income tax expense	123,579	96,618	27.9%
Income tax expense	28,984	26,734	8.4%
Net income	$94,595	$69,884	35.4%

Net income per share of common stock
Basic	$2.49	$1.82	36.8%
Diluted	$2.45	$1.80	36.1%
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(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended March 31,
(in thousands)	2023	2022

Gross billings	$11,451,262	$10,357,905
Less: WSEE payroll cost	9,681,610	8,780,068
Revenues	$1,769,652	$1,577,837

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended March 31,
	2023	2022	Change

Average WSEEs paid	306,691	278,660	10.1%

Statistical data (per WSEE per month):
Revenues(1)	$1,923	$1,887	1.9%
Gross profit	361	342	5.6%
Operating expenses	229	224	2.2%
Operating income	132	118	11.9%
Net income	103	84	22.6%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended March 31,
(per WSEE per month)	2023	2022

Gross billings	$12,446	$12,390
Less: WSEE payroll cost	10,523	10,503
Revenues	$1,923	$1,887

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, • depreciation and amortization expense, and • amortization of SaaS implementation costs.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock based compensation.

Adjusted net income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation.

Adjusted EPS	Represents diluted net income per share computed in accordance with GAAP, excluding: • non-cash stock based-compensation.
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended March 31,
(in thousands, except per WSEE per month)	2023		2022
		Per WSEE		Per WSEE

Payroll cost	$9,681,610	$10,523	$8,780,068	$10,503
Less: Bonus payroll cost	2,002,043	2,176	1,983,853	2,373
Non-bonus payroll cost	$7,679,567	$8,347	$6,796,215	$8,130
% Change period over period	13.0%	2.7%	27.2%	6.4%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	March 31, 2023	December 31, 2022

Cash, cash equivalents and marketable securities	$732,123	$765,896
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	457,778	504,817
Client prepayments	42,907	36,800
Adjusted cash, cash equivalents and marketable securities	$231,438	$224,279

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended March 31,
(in thousands, except per WSEE per month)	2023		2022
		Per WSEE		Per WSEE

Net income	$94,595	$103	$69,884	$84
Income tax expense	28,984	32	26,734	32
Interest expense	6,205	7	1,925	2
Amortization of SaaS implementation costs	1,022	1	—	—
Depreciation and amortization	10,497	11	10,184	12
EBITDA	141,303	154	108,727	130
Stock-based compensation	11,110	12	9,846	12
Adjusted EBITDA	$152,413	$166	$118,573	$142
% Change period over period	28.5%	16.9%	13.8%	(4.7%)
Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended March 31,
(in thousands)	2023	2022

Net income	$94,595	$69,884
Non-GAAP adjustments:
Stock-based compensation	11,110	9,846
Tax effect	(2,606)	(2,724)
Total non-GAAP adjustments, net	8,504	7,122
Adjusted net income	$103,099	$77,006
% Change period over period	33.9%	8.8%

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended March 31,
	2023	2022

Diluted EPS	$2.45	$1.80
Non-GAAP adjustments:
Stock-based compensation	0.29	0.25
Tax effect	(0.07)	(0.06)
Total non-GAAP adjustments, net	0.22	0.19
Adjusted EPS	$2.67	$1.99
% Change period over period	34.2%	9.3%

The following is a reconciliation of GAAP to non-GAAP financial measures for second quarter and full year 2023 guidance:

	Q2 2023	Full Year 2023
(in millions, except per share amounts)	Guidance	Guidance

Net income	$32 - $38	$175 - $205
Income tax expense	12 - 15	61 - 71
Interest expense	6	26
SaaS implementation amortization	1	7
Depreciation and amortization	11	43
EBITDA	62 - 71	312 - 352
Stock-based compensation	19	58
Adjusted EBITDA	$81 - $90	$370 - $410

Diluted EPS	$0.81 - $0.97	$4.51 - $5.28
Non-GAAP adjustments:
Stock-based compensation	0.49	1.49
Tax effect	(0.14)	(0.38)
Total non-GAAP adjustments, net	0.35	1.11
Adjusted EPS	$1.16 - $1.32	$5.62 - $6.39